Exhibit 1.1

EXECUTION VERSION

SEQUANS COMMUNICATIONS S.A.

15,151,520 American Depositary Shares

Each Representing One Ordinary Share, Nominal Value €0.02 Per Share

UNDERWRITING AGREEMENT

September 15, 2016

CANACCORD GENUITY INC.

99 High Street, 11th Floor

Boston, MA 02110

Ladies and Gentlemen:

Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), proposes to issue and sell 15,151,520 Ordinary Shares (as defined below) in the form of ADSs (as defined below), to you and to the several other Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), and each of the several Underwriters, severally and not jointly, agrees to purchase an aggregate of 15,151,520 ADSs (the “Firm ADSs”), each representing one Ordinary Share of the Company. The Company has also agreed to grant to you and the other Underwriters an option (the “Option”) to purchase up to an additional 2,272,728 ADSs on the terms and for the purposes set forth in Section 1(b) (the “Option ADSs”). The Firm ADSs and the Option ADSs are referred to collectively herein as the “Offered ADSs.” Each reference to the Firm ADSs, the Option ADSs or the Offered ADSs herein, unless the context otherwise requires, also includes the Ordinary Shares underlying such ADSs. As used herein, “Ordinary Shares” means the ordinary shares, nominal value €0.02 per share, of the Company, “ADS” means an American Depositary Share representing one such Ordinary Share, “ADR” means an American Depositary Receipt evidencing the ADSs and “Underlying Shares” means the Ordinary Shares underlying the ADSs. To the extent there are no additional Underwriters named in Schedule I other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires.

The Offered ADSs will be delivered by the Depositary (as defined below), against deposit of the underlying Ordinary Shares, pursuant to the Deposit Agreement dated as of April 14, 2011 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued thereunder.

The Company confirms as follows its agreements with the Representative and the several other Underwriters.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm ADSs to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm ADSs set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $1.557 for each Firm ADS.

Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 2,272,728 Option ADSs at the same price per ADS as the Underwriters shall pay for the Firm ADSs. The Option may be exercised only to cover over-allotments in the sale of the Firm ADSs by the Underwriters and may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement upon written notice (an “Option ADSs Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option ADSs Notice (an “Option Closing Date”), setting forth the aggregate number of Option ADSs to be purchased and the time and date for such purchase. On an Option Closing Date, the Company will issue and sell to the Underwriters, and each Underwriter will purchase such percentage of the Option ADSs as is equal to the percentage of Firm ADSs that such Underwriter is purchasing, as adjusted by the Representative in such manner as they deem advisable to avoid fractional shares.

2. Delivery and Payment. Delivery of the Firm ADSs shall be made to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment by the Underwriters of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York, at 10:00 a.m., New York City time, on the third (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m., New York City time, the fourth) business day after the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of the Option ADSs against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the applicable Option ADSs Notice.

The Offered ADSs shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, by written notice to the Company, and shall be delivered by or on behalf of the Company as instructed by the Representative through the facilities of The Depository Trust Company (“DTC”). The Company agrees to make certificates representing the Offered ADSs or evidence of their issuance available for inspection at least 24 hours prior to the Closing Date or the applicable Option Closing Date, as the case may be. If the Representative so elects, delivery of the Offered ADSs may be made by credit through full fast transfer to the accounts at DTC designated by the Representative.

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm ADSs and Option ADSs by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Offered ADSs harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Offered ADSs.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

(a) The Company meets the requirements for the use of Form F-3, including General Instruction I.B.1, a registration statement (Registration No. 333-198758) on Form F-3 relating to the Offered ADSs,

including a base prospectus relating to the Offered ADSs (the “Base Prospectus”) and such amendments thereto as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission, and has been declared effective by the Commission, and the offering of the Offered ADSs complies with Rule 415 under the Act. A final prospectus supplement to the Base Prospectus relating to the Offered ADSs and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations (such final prospectus supplement, as so filed, the “Prospectus Supplement”). Such registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations (including Rule 430B thereof), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations (“Rule 462(b)”), is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered ADSs and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”). The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”), the date of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Offered ADSs in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(b) The Company and the Depositary have prepared and filed with the Commission a registration statement relating to the ADSs on Form F-6 (No. 333-173002) and a related prospectus, which may be in the form of the ADR certificate, for registration under the Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. The registration statement on Form F-6 for registration of the ADSs evidenced by ADRs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6 was declared effective under the Act on April 14, 2011 and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, (ii) the ADS Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (iv) all of the ADSs are registered pursuant to the ADS Registration Statement.

(c) No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b)) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. On the Effective Date, on the date the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the applicable Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with applicable provisions of the Act, the Exchange Act, the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations”), and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. As of the applicable effective date as to each part of the Registration Statement, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including any preliminary prospectus or the Prospectus Supplement, is filed with the Commission, the date of first use of any preliminary prospectus or the Prospectus Supplement, and at the Closing Date and, if later, the applicable Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (w) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and, the Pricing Prospectus (as defined below) and the documents and other information listed on Schedule I hereto, all considered together (collectively, the “General Disclosure Package”), (x) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (y) any roadshow or investor presentations delivered by the Company to and approved by the Underwriters for use in connection with the marketing of the Offered ADSs (the “Marketing Materials”), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:00 a.m. (Eastern time) on September 15, 2016 or such other time as agreed by the Company and the Representative.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs or until any earlier date that the issuer notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct such untrue statement or omission.

The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative, on behalf of the Underwriters, specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the sixth, twelfth, thirteenth, fourteenth and fifteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representative, on behalf of the Underwriters, specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Offered ADSs and (ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Rules and Regulations (“Rule 405”)), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto.

(f) The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries set forth on Schedule III hereto (the “Subsidiaries”). The Company has been duly incorporated and is validly existing as a société anonyme in good standing incorporated in the French Republic and registered with the Registry of Commerce and Companies under number 450 249 677 RCS Nanterre. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries, taken as a whole, or their respective businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”). All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the statuts of the Company and the charters and bylaws of each of its Subsidiaries and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the applicable Option Closing Date.

(g) The Company has authorized, issued and outstanding capital stock as set forth under the caption “Capitalization” in the Pricing Prospectus and the Prospectus as of the respective dates set forth therein. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Ordinary Shares in the form of the Offered ADSs have been duly authorized for issuance and, upon due and authorized execution and delivery by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement and when paid for as contemplated herein, such Offered ADSs evidenced by such ADRs, and the Underlying Shares, will be validly issued, fully paid and nonassessable and the persons in whose names the Offered ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; no preemptive right, resale right, right of first refusal or similar rights exist with respect to any of the Ordinary Shares in the form of the Offered ADSs and the issue and sale thereof will be free of any restriction upon the voting or transfer thereof pursuant to the laws of France or the Company’s statuts or any agreement or other instrument to which the Company is a party. The description of the capital stock, including the Offered ADSs and the Ordinary Shares, of the Company and the Deposit Agreement included in or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus is complete and accurate in all material respects. Except as set forth in or incorporated by reference in the Pricing Prospectus and the Prospectus, the Company does not have outstanding and, at the Closing Date and, if later, the applicable Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of securityholders or the Board of Directors of the Company will be required for the issuance and sale of the Offered ADSs as contemplated herein. The certificates evidencing the ADSs are in due and proper legal form and have been duly authorized for issuance by the Company.

(h) The financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with International Financial Reporting Standards applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Pricing Prospectus or the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement, the Pricing Prospectus or the Prospectus. Ernst & Young Audit (the “Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”). The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. All disclosures contained in the Registration Statement or the General Disclosure Package regarding “non-IFRS financial measures” (correlating to “non-GAAP financial measures”, as such term is defined in the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(i) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus and prior to or on the Closing Date and, if later, the applicable Option Closing Date, except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of options or similar instruments, including the Bons de souscription de parts de Créateurs d’Entreprise (“BSPCE”), to purchase the Ordinary Shares granted pursuant to the Company’s stock option or similar plans from the shares reserved therefor as described in the Registration Statement, the Pricing Prospectus and the Prospectus), or any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will it enter into, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(j) The Company is not, will not become as a result of the transactions contemplated hereby, and will not conduct its business in a manner that would cause it to become, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(k) Except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries or any of its or their officers in their capacity as such, nor any basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign (including the New York Stock Exchange (the “NYSE”), wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect.

(l) The Company and each Subsidiary has, and at the Closing Date and, if later, the applicable Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the applicable Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the applicable Option Closing Date, will not be, in violation of any provision of its statuts, certificate or articles of organization or by-laws or other organizational documents, as the case may be.

(m) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or the Company’s stockholders is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the laws of France, the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the listing of the Ordinary Shares and the Offered ADSs on the NYSE.

(n) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(o) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the statuts of the Company or the certificate or articles of incorporation or by-laws or other organizational documents of any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries, except as to clauses (ii) and (iii) above for such breaches, violations or defaults which would not result in a Material Adverse Effect.

(p) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Pricing Prospectus and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Pricing Prospectus and the Prospectus or are not material to the business of the Company or its Subsidiaries. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Pricing Prospectus and the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not have a Material Adverse Effect.

(q) There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46, as codified in Accounting Standards Codification Topic 810) of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof.

(r) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the applicable Option Closing Date, and (ii) completion of the distribution of the Offered ADSs, any offering material in connection with the offering and sale of the Offered ADSs other than any preliminary prospectuses, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus listed in Schedule I hereto, and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor, to the knowledge of the Company, any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs.

(s) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

(t) The Ordinary Shares and the ADSs are registered under Section 12(b) of the Exchange Act and the Company has filed an application to list the Underlying Shares and the Offered ADSs on the NYSE.

(u) Except as disclosed in or specifically contemplated by the Pricing Prospectus and the Prospectus (i) each of the Company and each of its Subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) and has such other licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted and as now proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect and, to the Company’s and its Subsidiaries’ knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company or any of its Subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property rights of others, where such infringement could have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its Subsidiaries with respect to, any Intellectual Property, (iv) there is no pending claim being made, or to the best knowledge of the Company or any Subsidiary, threatened against the Company or any of its Subsidiaries or, to the best knowledge of the Company and its Subsidiaries, any employee of the Company or any of its Subsidiaries, regarding Intellectual Property or other infringement that could have a Material Adverse Effect and (v) the Company and its Subsidiaries have not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect.

(v) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due other than taxes and assessments the Company is contesting in good faith by appropriate actions promptly instituted and diligently conducted. Except as disclosed in the Pricing Prospectus, neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the best knowledge of the Company, might be asserted or threatened against it that could have a Material Adverse Effect.

(w) The Company or its Subsidiaries owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Pricing Prospectus and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations) except where such noncompliance would not have a Material Adverse Effect.

(x) The Company and each of its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(y) Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s or its Subsidiaries’ knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment from corporate funds to any foreign or domestic government official or employee or foreign or domestic political party or campaign, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment.

(z) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with International Financial Reporting Standards and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of, and the Company’s independent registered public accountants have not identified to the Company, any “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) in the Company’s internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(bb) There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors, or, to the Company’s knowledge, 5% or greater securityholders.

(cc) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering and sale of the Offered ADSs contemplated herein, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee) (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Company and each of its Subsidiaries is in compliance with all applicable rules, laws and regulation relating to pollution, the protection of health or the environment, and the use, transportation, treatment, storage and disposal of, or exposure to, hazardous or toxic substances or wastes (“Environmental Law”), (ii) none of the Company nor any of its Subsidiaries has received any written notice from any governmental authority or third party, or otherwise has knowledge, of an asserted claim under Environmental Laws, and (iii) to the knowledge of the Company or the Subsidiaries, no facts currently exist that are reasonably likely to subject the Company or any of its Subsidiaries to liability under Environmental Laws, including any liability for remediation of any releases or threatened releases of hazardous or toxic substances.

(ff) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Prospectus or the Marketing Materials are based on or derived from sources the Company reasonably and in good faith believes are reliable and accurate, and such data agrees in all material respects with the sources from which they are derived.

(gg) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, each stock option or similar instrument, including the Bons de souscription de parts de Créateurs d’Entreprise (“BSPCE”), granted under any stock option or similar plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per Ordinary Share on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved or ratified by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with International Financial Reporting Standards.

(hh) The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2015 and, based on certain estimates of the Company’s gross income and the value of its assets, the intended use of proceeds from the offering and sale of the Offered ADSs and the nature of the Company’s business, the Company does not expect to be classified as a PFIC for the taxable year ending December 31, 2016.

(ii) The Company was not a “controlled foreign corporation” (“CFC”) as defined in the U.S. Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2015 and, based on the Company’s expectations with respect to its shareholders, the Company does not expect to be classified as a CFC for the taxable year ending December 31, 2016.

(jj) Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no discrimination complaint or unfair labor practice complaint pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries before the Haute Autorité de Lutte contre les Discriminations et pour l’Egalité (“HALDE”) or the National Labor Relations Board, respectively, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company or the Subsidiaries, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the knowledge of the Company or the Subsidiaries, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law or collective bargaining agreement relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or retirement benefits, or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

(kk) Neither the Company’s independent registered public accountants or the Audit Committee of the Board of Directors of the Company have been advised of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

(ll) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus, the Prospectus or the Marketing Materials has been made or reaffirmed with a reasonable basis and in good faith.

(mm) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or the Subsidiaries, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently the subject of any inquiry conducted by, or declaration issued by, TRACFIN or the Office central pour la répression de la grande délinquance financière (“OCRGDF”) and the Company will not directly or indirectly use the proceeds of the offering of the Offered ADSs contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently the subject of any inquiry conducted by or declaration issued by TRACFIN or the OCRGDF.

(nn) Subject to any prohibitions or restrictions under any applicable corporate or other similar laws, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(oo) Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(pp) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

4. Agreements of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) The Company will not, either prior to the Applicable Time or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Offered ADSs by an Underwriter or a dealer, file any amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus, unless a copy thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing thereof and the Representative shall not have objected thereto in good faith.

(b) The Company will notify the Representative promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and notify the Underwriters promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m.,

Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c) The Company will furnish to the Underwriters, without charge, a copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Underwriters, without charge, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e) So long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations), the Company will deliver to each Underwriter, without charge, as many written and electronic copies of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto as such Underwriter may reasonably request. The Company consents to the use of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Offered ADSs may be sold, both in connection with the offering or sale of the Offered ADSs and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each Underwriter, without charge, such number of copies of such supplement or amendment to the Prospectus as each Underwriter may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Offered ADSs by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Representative after reasonable notice thereof. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and, if requested by the Representative, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Prior to any public offering of the Offered ADSs, the Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Offered ADSs for offer and sale under the Blue Sky laws of such jurisdictions as the Underwriters may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants).

(h) The Company will make generally available to holders of its securities as soon as may be practicable an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Underwriters all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement to any of the foregoing, (ii) the preparation and delivery of certificates representing the Offered ADSs, (iii) the printing of this Agreement, if applicable, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, and any Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Offered ADSs by the Underwriters or by dealers to whom Offered ADSs may be sold, (v) the listing of the Underlying Shares and the Offered ADSs on the NYSE, (vi) any filings required to be made in connection with clearance of the offering of the Offered ADSs with FINRA (including the fees, disbursements and other charges of counsel for the Underwriters in connection therewith), (vii) the registration or qualification of the Offered ADSs for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f) and the preparation, printing and distribution of any Blue Sky memoranda or foreign jurisdiction offering wraps or memoranda (including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith), (viii) fees, disbursements and other charges of counsel to the Company and of the Accountants, (ix) the transfer agent for the ADSs, (x) “road show” presentations to prospective purchasers of the Offered ADSs (including any travel expenses of the Company’s officers, directors and employees in connection with attending or hosting meetings, but not including travel expenses for employees of the Underwriters), and (xi) all other costs and expenses of the Underwriters incident to the performance of its obligations hereunder not otherwise specifically provided for herein, including the fees, disbursements and other charges of counsel to the Underwriters (in addition to those set forth in clauses (vi) and (vii)); provided, however, that in no event under this clause (xi) shall the Company be required to pay or reimburse if paid by the Underwriters any costs and expenses in excess of $75,000 in the aggregate.

(j) The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the Ordinary Shares or ADSs to facilitate the sale or resale of any of the Offered ADSs.

(k) The Company will apply the net proceeds from the offering and sale of the Offered ADSs to be sold by the Company in the manner set forth in the Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(l) During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, without the prior written consent of the Representative, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company, including Ordinary Shares and ADSs, or any other securities convertible into or exchangeable for its Ordinary Shares, ADSs or other equity security

(other than pursuant to employee stock option plans disclosed in the Prospectus or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement or pursuant to a strategic partnership with a customer) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any equity securities of the Company, including Ordinary Shares and ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or other securities, in cash or otherwise.

(m) During the period of 90 days after the date of the Prospectus, the Company will not, without the prior written consent of the Representative, grant options to purchase Ordinary Shares or ADSs at a price less than the initial public offering price. During the period of 90 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of the Representative, other than registration statements on Form S-8.

(n) The Company will cause each of its executive officers and directors to enter into lock-up agreements with the Representative to the effect that they will not, without the prior written consent of the Representative, sell, contract to sell or otherwise dispose of any ADSs or Ordinary Shares or rights to acquire such shares according to the terms set forth in Schedule IV hereto.

(o) Prior to the termination of the Option, the Company shall not issue any press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Offered ADSs, without prior notice to the Representative.

(p) The Company will use its best efforts to cause the Offered ADSs and the Underlying Shares to be listed on the NYSE and to maintain such listing on the NYSE.

5. Further Agreements

(a) The Company represents and agrees that, without the prior written consent of the Representative, and the Representative represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations. Any such Free Writing Prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II and herein called a “Permitted Free Writing Prospectus.”

(b) The Company agrees that is has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, record keeping and legending.

6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

(a) All filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b) (i) No stop order suspending the effectiveness of the ADS Registration Statement, the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the ADS Registration Statement, the Registration Statement or the qualification or registration of the ADSs under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the ADS Registration Statement, the Registration Statement, the Prospectus or the Pricing Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative does not object thereto in good faith, and (v) the Underwriters shall have received certificates, dated the Closing Date and, if later, the applicable Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

(c) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or any of its Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Pricing Prospectus, and (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Pricing Prospectus, if in the judgment of the Representative any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Offered ADSs by the Underwriters at the initial public offering price.

(d) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representative, have a Material Adverse Effect or if, in the judgment of the Representative, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Offered ADSs by the Underwriters at the initial public offering price.

(e) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty) at the Closing Date and, with respect to the Option ADSs, at the applicable Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option ADSs, at or prior to the applicable Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option ADSs, the applicable Option Closing Date, satisfactory in form and substance to the Representative and counsel for the Underwriters from Orrick, Herrington & Sutcliffe LLP, U.S. counsel to the Company and Orrick, Herrington & Sutcliffe (Europe) LLP, French counsel to the Company. In addition, such U.S. counsel shall state that in connection with such counsel’s participation in the preparation of the Registration Statement, the Prospectus and the General Disclosure Package, such counsel has no reason to believe (i) that, as of the Effective Date, the Registration Statement or any further amendment thereto (other than the financial statements, schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package (other than the financial statements, schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no belief), as of the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus, or any further amendment or supplement thereto, as of its date and the Closing Date and, if later, the applicable Option Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial data contained or incorporated by reference therein, as to which such counsel need express no belief).

(g) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option ADSs, the applicable Option Closing Date, satisfactory in form and substance to the Representative and counsel for the Underwriters, of Kilburn & Strode LLP, special counsel for the Company with respect to patents and proprietary rights, addressed to the Representative on behalf of itself and the several Underwriters.

(h) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option ADSs, the applicable Option Closing Date, satisfactory in form and substance to the Representative and counsel for the Underwriters, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, addressed to the addressed to the Representative on behalf of itself and the several Underwriters.

(i) The Underwriters shall have received a negative assurance letter, dated the Closing Date and, with respect to the Option ADSs, the applicable Option Closing Date, as the case may be, from Goodwin Procter LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which negative assurance letter shall be satisfactory in all respects to the Representative.

(j) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Representative on behalf of itself and the several Underwriters and in form and substance satisfactory to the Representative, confirming that they are independent accountants with respect to the Company and its Subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the

Registration Statement, the Prospectus and the General Disclosure Package. At the Closing Date and, as to the Option ADSs, the applicable Option Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or the applicable Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date or the applicable Option Closing Date, as the case may be.

(k) At the Closing Date and, as to the Option ADSs, the applicable Option Closing Date, there shall be furnished to the Underwriters a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that:

(i) Each signer of such certificate has carefully examined the Registration Statement, the Prospectus and the General Disclosure Package (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Pricing Prospectus and the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the applicable Option Closing Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty).

(iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

(l) At the Closing Date and, with respect to the Option ADSs, the applicable Option Closing Date, there shall have been furnished to the Underwriters a certificate, dated the delivery date, and addressed to the Representative on behalf of itself and the several Underwriters, signed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative.

(m) On or prior to the Closing Date, the Underwriters shall have received the executed agreements referred to in Section 4(n).

(n) The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.

(o) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representative of one of its authorized officers evidencing the deposit with the custodian of the Ordinary Shares against issuance of the ADRs evidencing the Offered ADSs, the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing the Offered ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

(p) The Offered ADSs shall be qualified for sale in such jurisdictions as the Underwriters may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the applicable Option Closing Date.

(q) Prior to the Closing Date, the Offered ADSs and the Underlying Shares shall have been duly authorized for listing on the NYSE upon official notice of issuance.

(r) On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date, and addressed to the Representative on behalf of itself and the several Underwriters, signed by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representative.

(s) The Company shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and the applicable Option Closing Date of any statement in the Registration Statement, the Prospectus or the General Disclosure Package, as to the accuracy at the Closing Date and the applicable Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part thereof or included therein by the Rules and Regulations (including Rule 430B thereof), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, the Base Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Pricing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the prior written approval of, the Company in connection with the marketing of the offering of the Offered ADSs (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, the Base Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Pricing Prospectus, the General Disclosure Package, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel (in addition to any relevant local counsel) chosen by Canaccord Genuity Inc.), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), any preliminary prospectus, the Base Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Pricing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative, on behalf of the Underwriters, expressly for inclusion therein. The Company acknowledges that the statements set forth in the sixth, twelfth, thirteenth, fourteenth and fifteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representative, on behalf of the Underwriters, expressly for inclusion therein (the “Underwriter Information”).

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any preliminary prospectus, the Base Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Pricing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 7(a) above, counsel to the indemnified parties shall be selected by Canaccord Genuity Inc., and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any relevant local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Offered ADSs as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered ADSs underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm ADSs set forth opposite their respective names in Schedule I hereto and not joint.

9. Reimbursement of Certain Expenses. In addition to its other obligations under Section 7(a) of this Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its or their respective obligations hereunder or under law, all as described in Section 7(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 9 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

10. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option ADSs, on or prior to the applicable Option Closing Date), by notice to the Company from the Underwriters, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm ADSs or Option ADSs, as the case may be, in the sole judgment of the Representative, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the NYSE, (ii) trading in securities generally on the NYSE or the NASDAQ Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by the NYSE, (iii) a general banking moratorium shall have been declared by either federal or New York State or French authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or France or in political, financial or economic conditions in the United States or France, any outbreak or material escalation of hostilities involving the United States or France, a declaration of a national emergency or war by the United States or France, or other calamity or crisis, either within or outside the United States or France, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Offered ADSs.

If for any reason the purchase of the Offered ADSs by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Offered ADSs.

11. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm ADSs that it or they have agreed to purchase hereunder, and the aggregate number of Firm ADSs that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm ADSs, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm ADSs that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm ADSs that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm ADSs which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided that in no event shall the maximum number of Firm ADSs that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be affected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm ADSs that it or they agreed to purchase hereunder and the aggregate number of Firm ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm ADSs and arrangements satisfactory to the Representative and the Company for the purchase of such Firm ADSs are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any ADSs under this Agreement. Any action taken pursuant to this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that (i) the purchase and sale of the Offered ADSs pursuant to this Agreement (including the determination of the terms of the offering of the Offered ADSs) is an arm’s-length commercial transaction between the Company and the Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (v) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 15-55 Boulevard Charles de Gaulle, 92700 Colombes, France, Attention: Chief Executive Officer, with a copy to Orrick, Herrington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, California 94025, Attention: John Bautista, Esq. or (b) if to the Underwriters, to the Representative at the offices of Canaccord Genuity Inc., 99 High Street, 11th Floor, Boston, MA 02110, Attention: General Counsel, with a copy to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Thomas S. Levato, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 10 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Offered ADSs from the several Underwriters.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby irrevocably waives any objection to the venue of a proceeding in any such court and consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. The Company hereby irrevocably designates GKL Corporate/Search, Inc., One Capitol Mall, Suite 660, Sacramento, California 95814 as agent upon whom process against the Company may be served. The Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify the Underwriters against any loss incurred by any Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which any Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each of the Company and the Underwriters hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriters.

Very truly yours,

SEQUANS COMMUNICATIONS S.A.

By	/s/ George Karam
Name: George Karam
Title: Chief Executive Officer

Confirmed as of the date first above mentioned:

CANACCORD GENUITY INC.

By	/s/ Jason Partenza
Name: Jason Partenza
Title: Managing Director

Acting on behalf of themselves and as the Representative of the other several Underwriters named in Schedule I hereto.

SCHEDULE I

UNDERWRITERS

Underwriters	Number of Firm ADSs to be Purchased
Canaccord Genuity Inc.	15,151,520

Total	15,151,520

SCHEDULE II

Issuer General Use Free Writing Prospectuses: None

Permitted Free Writing Prospectuses: None

Additional Documents Incorporated by Reference: None

Pricing Information:

Purchase Price Per ADS: $1.65

Number of Firm ADS Offered: 15,151,520

Underwriting Discount: 5.64%

Firm ADS Closing Date: September 20, 2016

SCHEDULE III

SUBSIDIARIES

Name	Country of Incorporation	Year of Incorporation	Equity Interest

Sequans Communications Ltd.	United Kingdom	2005	100%

Sequans Communications Inc.	United States (California)	2008	100%

Sequans Communications Ltd. Pte.	Singapore	2008	100%

Sequans Communications (Israel) Ltd.	Israel	2010	100%

SCHEDULE IV

FORM OF LOCK-UP AGREEMENT

CANACCORD GENUITY INC.

99 High Street, 11th Floor

Boston, MA 02110

Ladies and Gentlemen:

The undersigned wishes to facilitate the public offering (the “Offering”) of American Depositary Shares (“ADSs”), each representing one ordinary share, nominal value €0.02 per share (the “Ordinary Shares”), of Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”). The undersigned recognizes that such Offering will be of benefit to the undersigned.

In consideration of the foregoing and in order to induce you to act as underwriter in connection with the Offering, the undersigned hereby agrees that, during the period commencing as of the effective date of the Underwriting Agreement to be entered into in connection with the Offering and ending on the date that is ninety (90) days after the date of the final Prospectus Supplement relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written approval of Canaccord Genuity Inc., directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any ADS or Ordinary Share or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or Ordinary Share or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) issuances of securities solely made in connection with exercises of outstanding equity awards of the Company, provided that any ADSs or Ordinary Shares received upon such exercise will be subject to the trading restrictions discussed above, (b) forfeitures of ADSs or Ordinary Shares to cover taxes due upon the vesting of restricted stock pursuant to the terms of restricted stock agreements, (c) a transfer of ADSs or Ordinary Shares or securities convertible into, or exercisable or exchangeable for ADSs or Ordinary Shares to immediate family members, family partnerships, or trusts, the only partners or beneficiaries of which are the undersigned and /or a member of his or her immediate family, or (d) transfers upon the death of the undersigned to his or her executors, legatees or beneficiaries or a bona fide gift; provided that, in the case of any transfers pursuant to clauses (c) and (d) above, each transferee or donee agrees to be bound in writing by the terms of this Agreement prior to such transfer.

In addition, the undersigned agrees that, without the prior written consent of Canaccord Genuity Inc., the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any ADS or Ordinary Share or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The undersigned confirms that he, she or it understands that the underwriter and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

[Signature Page Follows]

Very truly yours,

(Signature)

(Printed Name)

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